Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 31, 2005, relating to the financial statements of Petrohawk Energy Corporation appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
June 21, 2005